Exhibit 4.9

Execution Copy

REGISTRATION RIGHTS AGREEMENT

Dated November 15, 2006

among

NCO GROUP, INC.

THE GUARANTORS NAMED HEREIN

and

MORGAN STANLEY & CO. INCORPORATED

J.P. MORGAN SECURITIES INC.

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into on November 15, 2006, among NCO GROUP, Inc., a Pennsylvania Corporation (the “Company”), and the guarantor signatories hereto (each, a “Guarantor” and collectively, the “Guarantors”), MORGAN STANLEY & CO. INCORPORATED, J.P. MORGAN SECURITIES INC. and BANC OF AMERICA SECURITIES LLP (collectively, the “Placement Agents”).

This Agreement is made pursuant to the Placement Agreement dated November 8, 2006, between the Company and the Placement Agents (the “Placement Agreement”), which provides for the sale by the Company to the Placement Agents of an aggregate of $165,000,000 principal amount of its Floating Rate Senior Notes due 2013 to be jointly and severally guaranteed by the Guarantors (the “Securities”). In order to induce the Placement Agents to enter into the Placement Agreement, the Company and the Guarantors have agreed to provide to the Placement Agents and their direct and indirect transferees and the Market Maker (as defined herein) the registration rights set forth in this Agreement. The entry into this Agreement is a condition to the closing under the Placement Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.	Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended from time to time.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Closing Date” shall mean the Closing Date as defined in the Placement Agreement.

“Company” shall have the meaning set forth in the preamble hereto and shall include any Company’s successors and permitted assigns.

“Exchange Date” shall have the meaning set forth in Section 2(a) hereof.

“Exchange Offer” shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchange Securities” shall mean securities issued by the Company and guaranteed by the Guarantors under the Indenture containing terms identical in all material respects to the Securities (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid, from November 15, 2006 and (ii) the Exchange Securities will not contain restrictions on transfer) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used by the Company in connection with the sale of the Securities or the Exchange Securities

“Guarantors” shall have the meaning set forth in the preamble hereto and shall include any Guarantor’s successor.

“Holder” shall mean the Placement Agents, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holder” shall include Participating Broker-Dealers (as defined in Section 4(a)) and, where the context requires, the Market Maker.

“Indenture” shall mean the Indenture relating to the Securities dated as of November 15, 2006, among the Company, the Guarantors and The Bank of New York as trustee, and as the same may be amended from time to time in accordance with the terms thereof.

“Issuer Information” shall mean material information about the Company, the Guarantors or any of their respective securities that has been provided by or on behalf of the Company and/or the Guarantors.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company, any Guarantor or any of their affiliates (other than the Market Maker) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

“Market Maker” shall have the meaning set forth in Section 6(a) hereof.

“Market Maker’s Information” shall have the meaning set forth in Section 6(d) hereof.

“Market Making Registration Statement” shall mean the registration statement referred to in Section 6(a)(i) hereof and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

“Participating Broker-Dealer” shall have the meaning set for in Section 4(a) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Placement Agents” shall have the meaning set forth in the preamble.

“Placement Agreement” shall have the meaning set forth in the preamble.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

“Registrable Securities” shall mean the Securities; provided, however, that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) when such Securities may be sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act or (iii) when such Securities shall have ceased to be outstanding.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the reasonable fees and disbursements of counsel for the Company and the Guarantors and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Placement Agent); (viii) the reasonable fees and disbursements of counsel for the Market Maker and (ix) the fees and disbursements of the independent public accountants of the Company and the Guarantors, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company and the Guarantors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement including, without limitation, the Market Making Registration Statement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“SEC” shall mean the Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantors pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Securities (but no other securities unless approved by the Holders whose Registrable Securities are covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Suspension Period” shall have the meaning set forth in the penultimate paragraph of Section 3 hereof.

“TIA” shall have the meaning set forth in Section 3(l) hereof.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriters” shall have the meaning set forth in Section 3 hereof.

“Underwritten Registration” or “Underwritten Offering” shall mean a registration in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2.	Registration Under the 1933 Act.

(a) To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, the Company and the Guarantors shall use their reasonable efforts to cause to be filed an Exchange Offer Registration Statement covering the offer by the Company and the Guarantors to the Holders to exchange all of the Registrable Securities for Exchange Securities and to have such Registration Statement remain effective until the closing of the Exchange Offer. The Company and the Guarantors shall use their reasonable efforts to cause such Registration Statement to be declared effective under the 1933 Act within 270 days after the date of original issue of the Securities (the “Issue Date”). The Company and the Guarantors shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and use their reasonable efforts to have the Exchange Offer consummated not later than 60 days after such effective date. The Company and the Guarantors shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder through the common depositary for the Securities or otherwise, stating in such Prospectus or accompanying documents, in addition to such other disclosures as are required by applicable law:

(i) that the Exchange Offer is being made pursuant to this Registration Rights Agreement and that all Registrable Securities validly tendered will be accepted for exchange;

(ii) the dates of acceptance for exchange (which shall be a period of at least 20 business days from the date such notice is mailed) (each an “Exchange Date”);

(iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Registration Rights Agreement;

(iv) that Holders electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last Exchange Date; and

(v) that Holders will be entitled to withdraw their election, not later than the close of business New York time on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing his election to have such Securities exchanged.

As soon as practicable after the last Exchange Date, the Company and the Guarantors shall:

(i) accept for exchange Registrable Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

(ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and the Guarantors and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, an Exchange Security equal in principal amount to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

The Company and the Guarantors shall use their reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC. If requested by the Placement Agents, the Company and the Guarantors shall inform the Placement Agents of the names and addresses of the Holders to whom the Exchange Offer is made, and the Placement Agents shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer. The Company and the Guarantors shall have the right to accept for exchange all Registrable Securities validly surrendered in accordance with the terms of the Exchange Offer and to extend the Exchange Offer with respect to untendered Registrable Securities, except in contravention of the requirements of Section 2(d) hereof.

Each holder participating in the Exchange Offer shall be required to represent to the Company and the Guarantors in writing that at the time of the consummation of the Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any Person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the 1933 Act and (iii) such Holder is not an affiliate of either of the Company or any of the Guarantors within the meaning if Rule 405 of the 1933 Act, or if it is an affiliate such Holder will comply with the registration and prospectus delivery requirements of the 1933 Act to the extent applicable, (iv) if such Holder is not a broker dealer, that it is not engaged in and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker dealer, that it will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with the resale of such Exchange Securities.

(b) In the event that (i) the Company and the Guarantors determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the last Exchange Date because it would violate applicable law or the applicable interpretations of the Staff of the SEC, (ii) the Exchange Offer is not for any other reason consummated within 330 days after the Issue Date or (iii) any Holder who participates in the the Exchange Offer and does not receive Exchange Securities on the Exchange Date that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company or any Guarantor within the meaning of the 1933 Act, and provided that such Holder provides the Company with notice of such event prior to the 90th day following the Exchange Date), the Company and the Guarantors shall use their reasonable efforts to cause to be filed as soon as practicable after such determination, date or notice of such opinion of counsel is given to the Company, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities and to have such Shelf Registration Statement declared effective by the SEC. In the event the Company and the

Guarantors are required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (iii) of the preceding sentence, the Company and the Guarantors shall use their reasonable efforts to file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Placement Agents after completion of the Exchange Offer. The Company and the Guarantors agree to use their reasonable efforts to keep the Shelf Registration Statement continuously effective until the expiration of the period referred to in Rule 144(k) under the 1933 Act with respect to the Registrable Securities or such shorter period that will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company and the Guarantors further agree to use their reasonable efforts to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company and the Guarantors for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use their reasonable efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. The Company and the Guarantors agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c) The Company and the Guarantors shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and Section 2(b). Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume. In the event the Exchange Offer is not consummated and a Shelf Registration Statement is not declared effective on or prior to 330 days after the Issue date, the interest rate on the Securities will be increased by 0.25% per annum and the amount of such additional interest will increase by an additional 0.25% for each subsequent 90-day period, up to a maximum of 1.0% over the interest rate on the Securities, as determined in accordance with Section 4.1 of the Indenture, until the Exchange Offer is consummated or a Shelf Registration Statement is declared effective by the SEC.

(e) The Company and the Guarantors acknowledge that any failure by the Company and the Guarantors to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in damages to the Placement Agents or the Holders, and that the amount of monetary damages payable by the Company and the Guarantors is limited to the amounts set forth in Section 2(d) hereof. Notwithstanding the foregoing, in the event of any such failure for which there is no adequate remedy at law, the Placement Agents or any Holder may be entitled to the equitable remedy of specific performance to enforce the Company’s and the Guarantors’ obligations under Section 2(a) and Section 2(b) hereof.

(f) Each of the Company and the Guarantors represents, warrants and covenants that it will not, and will use its reasonable best efforts to cause its agents and representatives not to prepare, make, use, authorize, approve or refer to any Free Writing Prospectus in connection with any Exchange Offer or Shelf Registration.

3.	Registration Procedures.

In connection with the obligations of the Company and the Guarantors with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantors shall as expeditiously as possible:

(a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Company and the Guarantors and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use their reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(c) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Placement Agents, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and, subject to the penultimate paragraph of this Section 3, the Company and the Guarantors consent to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

(d) use their reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC; cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company and the Guarantors shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so then subject;

(e) in the case of a Shelf Registration, notify each Holder of Registrable Securities, counsel for the Holders and counsel for the Placement Agents promptly and, if requested by any such Holder or counsel, confirm such notification in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company and the Guarantors contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company and the Guarantors receive any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company and the Guarantors that a post-effective amendment to a Registration Statement would be appropriate;

(f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide immediate notice to each Holder of the withdrawal of any such order;

(g) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request in writing at least one business day prior to the closing of any sale of Registrable Securities;

(i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use its reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and the Guarantors agree to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company and the Guarantors have amended or supplemented the Prospectus to correct such misstatement or omission;

(j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Placement Agents and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) and make such of the representatives of the Company and the Guarantors as shall be reasonably requested by the Placement Agents or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Placement Agents and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Placement Agents or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall reasonably object;

(k) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement;

(l) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(m) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Securities, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company and the Guarantors, and cause the respective officers, directors and employees of the Company and the Guarantors to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement, subject to the execution by such Holders and such representative, Underwriter, attorney or accountant of a confidentiality undertaking in customary form with respect to confidential or proprietary information of the Company or the Guarantors upon request;

(n) in the case of a Shelf Registration, use its reasonable efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

(o) if reasonably requested by any Holder of Registrable Securities covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company and the Guarantors have received notification of the matters to be incorporated in such filing; provided however that the Company and the Guarantors shall not be required to file more than one post-effective amendment during any 60 day period unless so required by applicable law or regulation, by the SEC or as required under Section 6 hereof; and

(p) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company and the Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, and (iii) obtain “cold comfort” letters from the independent certified public accountants of the Company and the Guarantors (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company and the Guarantors for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling

Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company and the Guarantors made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing for inclusion in such Shelf Registration Statement, and the Company or the Guarantors may exclude from such Shelf Registration Statement the Registrable Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company and the Guarantors of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company and the Guarantors, such Holder will deliver to the Company and the Guarantors (at their expense) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company and the Guarantors shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company and the Guarantors shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company may give any such notice only twice during any 365 day period and any such suspensions may not exceed 60 days (whether or not consecutive) in the aggregate and there may not be more than two suspensions in effect during any 365 day period (each such suspension, a “Suspension Period”).

The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the “Underwriters”) that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering upon consultation with the Company and the Guarantors; provided, however, that the Holders shall be responsible for all underwriting commissions and discounts incurred in connection with such underwritten offering.

4.	Participation of Broker-Dealers in Exchange Offer.

(a) The Staff of the SEC has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”), may be deemed to be an “underwriter” within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

The Company and the Guarantors understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

(b) In the light of the above, notwithstanding the other provisions of this Agreement, the Company and the Guarantors agree that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be reasonably requested by the Placement Agents or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided that:

(i) the Company and the Guarantors shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding 180 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement) and Participating Broker-Dealers shall not be authorized by the Company and the Guarantors to deliver and shall not deliver such Prospectus after such date or such period in connection with the resales contemplated by this Section 4; and

(ii) the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Company by the Placement Agents or with the reasonable request in writing to the Company by one or more broker-dealers who certify to the Placement Agents and the Company in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Company and the Guarantors shall be obligated (x) to deal only with one entity representing the Participating Broker-Dealers, which shall be Morgan Stanley & Co. Incorporated unless it elects not to act as such representative, (y) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Placement Agents unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, “cold comfort” letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

(c) The Placement Agents shall have no liability to the Company, any Guarantor or any Holder with respect to any request that it may make pursuant to Section 4(b) above.

5.	Indemnification and Contribution.

(a) The Company and each of the Guarantors agree jointly and severally to indemnify and hold harmless (i) the Placement Agents, the Market Maker, each Holder and each Person, if any, who controls any Placement Agent, the Market Maker or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Placement Agent, the Market Maker or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Placement Agent, the Market Maker or any Holder or any such controlling or affiliated Person in connection with defending or investigating any such action or claim, upon presentation of a statement or statements therefore in reasonable detail, caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company and the Guarantors shall have furnished any amendments or supplements thereto), any Free Writing Prospectus used in violation of this Agreement or any issuer information “Issuer Information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Placement Agents, or any Holder, or the Market Maker’s Information furnished to the Company in writing by the Placement Agents, the Market Maker or any selling Holder, as applicable, expressly for use therein and (ii) the Market Maker from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are reasonably incurred), that arise out of, or are based upon, any breach by the Company or the Guarantors of their representations, warranties and agreements contained in Section 6.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, the Placement Agents and the other selling Holders, and each of their respective directors, officers who sign the Registration Statement and each Person, if any, who controls the Company or the Guarantors, any Placement Agent and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company and the Guarantors to the Placement Agents, the Market Maker and the Holders, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

(c) The Market Maker agrees to indemnify and hold harmless the Company and the Guarantors, the directors of the Company and the Guarantors and each officer of the Company and the Guarantors who signed the Market Making Registration Statement and each Person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Market Maker’s Information furnished to the Company in writing by the Market Maker expressly for use in any Market Making Registration Statement and any Prospectus.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to paragraph (a), (b) or (c) above, such Person (the “indemnified party”) shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Placement Agents or the Market Maker and all Persons, if any, who control any Placement Agent or the Market Maker within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, the Guarantors, their respective directors and officers who sign the Registration Statement and each Person, if any, who controls the Company or the Guarantors within the meaning of either such Section 15 of the 1933 Act or Section 20 of the 1934 Act and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all

Holders and all Persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Placement Agents and Persons who control the Placement Agents, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In such case involving the Market Maker and Persons who control the Market Maker, such firm shall be designated in writing by the Market Maker. In such case involving the Holders and such Persons who control the Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any finding of fault, culpability or failure to act by or behalf of any indemnified party.

(e) If the indemnification provided for in paragraph (a),(b), or (c) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders and the Market Maker, on the other hand, from the offering of the Securities or, if the allocation provided for in paragraph (a), (b) and (c) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in this clause 5(e) but also the relative fault of the Company and the Guarantors on the one hand and of the Holders and the Market Maker on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and the Holders and the Market Maker, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Holders or the Market Maker, as applicable, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ respective obligations to contribute pursuant to this Section 5(e) are several in proportion to the respective principal amount of Registrable Securities of such Holder that were registered pursuant to a Registration Statement.

(f) The Company, the Guarantors, each Holder and the Market Maker agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder nor the Market Maker shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder or the Registrable Securities sold by the Market Maker exceeds the amount of any damages that such Holder or the Market Maker has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agents, the Market Maker, any Holder or any Person controlling any Placement Agent, the Market Maker or any Holder, or by or on behalf of the Company, the Guarantors, their respective officers or directors or any Person controlling the Company or the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement or the Market Making Registration Statement.

6.	Market Making.

(a) For so long as any of the Securities or Exchange Securities are outstanding and J.P. Morgan Securities Inc. (in such capacity, the “Market Maker”) or any of its affiliates (as defined in the rules and regulations of the SEC) owns any equity securities of the Company, the Guarantors or any of their affiliates and proposes to make a market in the Securities or Exchange Securities as part of its business in the ordinary course, the following provisions shall apply for the sole benefit of the Market Maker:

(i)

The Company and the Guarantors shall (A) on the date that the Exchange Offer Registration Statement or, if required hereby, the Shelf Registration Statement is filed with the SEC, file a registration statement (the “Market Making Registration Statement”) (which may be the Exchange Offer Registration Statement or the Shelf Registration Statement if permitted by the rules and regulations of the SEC) and use their reasonable efforts to cause such Market Making Registration Statement to be declared effective by the SEC on or prior to the consummation of the Exchange Offer or the effective date of the Shelf Registration Statement, as applicable; (B) periodically amend such Market Making Registration Statement so that the information contained therein complies with the requirements of Section 10(a) under the 1933 Act (C) amend the Market Making Registration Statement or amend or supplement the related Prospectus when necessary to reflect any material changes in the information provided therein and (D) amend the Market Making Registration Statement when required to do so in order to comply with Section 10(a)(3) of the 1933 Act; provided, however, that (1) prior to filing the Market Making Registration Statement, any amendment thereto or any supplement to the related Prospectus, the Company will furnish to the Market Maker copies of all such documents proposed to be filed, which documents will be subject to the review of the Market Maker and its counsel and (2) the Company and the Guarantors will not file the Market Making Registration Statement, any amendment thereto or any amendment or supplement to the related Prospectus to which the Market Maker and its counsel shall reasonably object unless the Company are advised by counsel that such Market Making Registration Statement, amendment or supplement is required to be filed under applicable securities laws and the Company will provide the Market Maker and its counsel with copies of the Market Making Registration Statement, the related Prospectus and each amendment and supplement thereto filed.

(ii)	The Company shall notify the Market Maker and, if requested by the Market Maker, confirm such advice in writing, (A) when any Market Making Registration Statement, any post-effective amendment to the Market Making Registration Statement or any amendment or supplement to the related Prospectus has been filed, and, with respect to any Market Making Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the SEC for any post-effective amendment to the Market Making Registration Statement, any supplement or amendment to the related Prospectus or for additional information; (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Market Making Registration Statement or the initiation of any proceedings for that purpose, including the receipt of the Company of any notice of objection of the SEC to the use of Market Making Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities or Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; and (E) of the happening of any event that makes any statement made in the Market Making Registration Statement, the related Prospectus or any amendment or supplement thereto untrue or that requires the making of any changes in the Market Making Registration Statement, such Prospectus or any amendment or supplement thereto, in order to make the statements therein not misleading.

(iii)

If any event contemplated by Section 6(a)(ii)(B) through (E) occurs during the period for which the Company and the Guarantors are required to maintain an effective Market Making Registration Statement, the Company and the

Guarantors shall promptly prepare and file with the SEC a post-effective amendment to the Market Making Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv)	In the event of the issuance of any stop order suspending the effectiveness of the Market Making Registration Statement, any notice of objection pursuant to Rule 401(g)(2) under the 1933 Act or of any order suspending the qualification of the Securities or Exchange Securities for sale in any jurisdiction, the Company and the Guarantors shall promptly use their reasonable efforts to obtain its withdrawal, including by filing an amendment to the Market Making Registration Statement on the proper form as necessary.

(v)	The Company shall furnish to the Market Maker, without charge, (i) at least one conformed copy of the Market Making Registration Statement and any post-effective amendment thereto; and (ii) as many copies of the related Prospectus and any amendment or supplement thereto as the Market Maker may reasonably request.

(vi)	The Company and the Guarantors shall consent to the use of the Prospectus contained in the Market Making Registration Statement or any amendment or supplement thereto by the Market Maker in connection with its market-making activities.

(vii)	Notwithstanding the foregoing provisions of this Section 6, the Company and the Guarantors may for valid business reasons, including, without limitation, a potential material acquisition, divestiture of assets or other material corporate transaction, notify the Market Maker in writing that the Market Making Registration Statement is no longer effective or the Prospectus included therein is no longer usable for offers and sales of Securities or Exchange Securities; provided that the use of the Market Making Registration Statement or the Prospectus contained therein shall not be suspended for more than 60 days (whether or not consecutive) in the aggregate in any 12-month period. The Market Maker agrees that upon receipt of any notice from the Company pursuant to this Section 6(a)(vii), it will discontinue use of the Prospectus contained in the Market Making Registration Statement until receipt of copies of the supplemented or amended Prospectus relating thereto or until advised in writing by the Company that the use of the Prospectus contained in the Market Making Registration Statement may be resumed.

(b) In connection with the Market Making Registration Statement, the Company shall (i) make reasonably available for inspection by a representative of, and counsel acting for, the Market Maker all relevant financial and other records, pertinent corporate documents and properties of the Company and the Guarantors and (ii) use its reasonable efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative or counsel or the Market Maker.

(c) Prior to the initial effective date of the Market Making Registration Statement, the Company and the Guarantors shall use their reasonable efforts to register or qualify the Securities or Exchange Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Market Maker reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities or Exchange Securities covered by the Market Making Registration Statement; provided that the Company and the Guarantors shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to subject itself to service of process in any such jurisdictions or (iii) subject itself to taxation in any such jurisdiction if it not so then subject.

(d) The Company and the Guarantors represent and agree that the Market Making Registration Statement, any post-effective amendments thereto, any amendments or supplements to the related Prospectus and any documents filed by them under the 1934 Act will, when they become effective or are filed with the SEC, as the case may be, conform in all material respects to the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC thereunder and will not, as of the effective date of such Market Making Registration Statement or post-effective amendments and as of the filing date of amendments or supplements to such Prospectus or filings under the 1934 Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Market Making Registration Statement or the related Prospectus in reliance upon and in conformity with written information furnished to the Company by the Market Maker specifically for inclusion therein, which information the parties hereto agree will be limited to the statements concerning the market making activities of the Market Maker to be set forth on the cover page and in the “Plan of Distribution” section of the Prospectus (the “Market Maker’s Information”).

(e) At the time of effectiveness of the Market Making Registration Statement and concurrently with each time the Market Making Registration Statement or the related Prospectus shall be amended or such Prospectus shall be supplemented, the Company shall (if requested by the Market Maker) furnish the Market Maker with a certificate of its Chief Executive Officer or any Senior Vice President and its Chief Financial Officer to the effect that:

(i)	the Market Making Registration Statement has been declared effective;

(ii)

in the case of an amendment to the Market Making Registration Statement, such amendment has become effective under the 1933 Act as of the date and time specified in such certificate, if applicable; and in the case of an amendment or supplement to the Prospectus, such amendment or supplement to the Prospectus was filed with the SEC pursuant to the subparagraph of Rule 424(b) under the 1933 Act specified in such certificate on the date specified therein;

(iii)	to the knowledge of such officers, no stop order suspending the effectiveness of the Market Making Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the SEC; and

(iv)	such officers have examined the Market Making Registration Statement and the Prospectus (and, in the case of an amendment or supplement, such amendment or supplement) and, to the knowledge of such officers, as of the date of such Market Making Registration Statement, Prospectus, amendment or supplement, as applicable, the Market Making Registration Statement and the Prospectus, as amended or supplemented, if applicable, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(f) At the time of effectiveness of the Market Making Registration Statement and concurrently with each time the Market Making Registration Statement or the related Prospectus shall be amended or such Prospectus shall be supplemented, the Company shall (if requested by the Market Maker) furnish the Market Maker with the written opinion of counsel for the Company satisfactory to the Market Maker to the effect that:

(i)	the Market Making Registration Statement has been declared effective;

(ii)	in the case of an amendment to the Market Making Registration Statement, such amendment has become effective under the 1933 Act as of the date and time specified in such opinion, if applicable; and in the case of an amendment or supplement to the Prospectus, such amendment or supplement to the Prospectus was filed with the SEC pursuant to the subparagraph of Rule 424(b) under the 1933 Act specified in such opinion on the date specified therein;

(iii)	to the knowledge of such counsel, no stop order suspending the effectiveness of the Market Making Registration Statement has been issued, including any notice of objection of the SEC to the use of the Market Making Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act, and no proceeding for that purpose is pending or threatened by the SEC; and

(iv)

such counsel has reviewed the Market Making Registration Statement and the Prospectus (and, in the case of an amendment or supplement, such amendment or supplement) and participated with officers of the Company and independent public accountants for the Company in the preparation of such Market Making Registration Statement and Prospectus (and, in the case of an amendment or supplement, such amendment or supplement) and has no reason to believe that (except for the financial statements and other financial and statistical data contained therein as to which such counsel need express no belief) as of the date of such Market Making Registration Statement, Prospectus, amendment or supplement, as applicable, the Market Making Registration Statement and the Prospectus, as amended or supplemented, if applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(g) At the time of effectiveness of the Market Making Registration Statement and concurrently with each time the Market Making Registration Statement or the related Prospectus shall be amended or such Prospectus shall be supplemented to include audited annual financial information, the Company shall (if requested by the Market Maker) furnish the Market Maker and its counsel with a letter of Ernst & Young LLP (or other independent public accountants for the Company or the Guarantors of nationally recognized standing) in form satisfactory to the Market Maker, addressed to the Market Maker and dated the date of delivery of such letter, (i) confirming that they are independent public accountants within the rules and regulations of the SEC and the Public Company Accounting Oversight Board (United States) and as required by the 1933 Act and (ii) in all other respects, substantially in the form of the letter delivered to the Initial Purchasers pursuant to Section 5(e) of the Placement Agreement, with, in the case of an amendment or supplement that includes audited financial information, such changes as may be necessary to reflect the amended or supplemented financial information.

(h) The Company and the Guarantors, on the one hand, and the Market Maker, on the other hand, hereby agree to indemnify each other, and, if applicable, contribute to the other, in accordance with Section 5 of this Agreement.

(i) The Company and the Guarantors will comply with the provisions of this Section 6 at their own expense and will reimburse the Market Maker for its expenses associated with this Section 6 (including reasonable fees of counsel for the Market Maker).

(j) The agreements contained in this Section 6 and the representations, warranties and agreements contained in this Agreement shall survive all offers and sales of the Securities and Exchange Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

(k) For purposes of this Section 6, (i) any reference to the terms “amend,” “amendment” or “supplement” with respect to the Market Making Registration Statement or the Prospectus contained therein shall be deemed to refer to and include the filing under the 1934 Act of any document deemed to be incorporated therein by reference and (ii) any reference to the terms “Securities” or “Exchange Securities” shall be deemed to refer to and include any securities issued in exchange for or with respect to such Securities or Exchange Securities.

7.	Miscellaneous

(a) No Inconsistent Agreements. The Company and the Guarantors have not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities or the Market Maker in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders and the Market Maker hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company or the Guarantors’ other issued and outstanding securities under any such agreements.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent and, with respect to the provisions of Section 6, the written consent of the Market Maker; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities or the Market Maker unless consented to in writing by such Holder or the Market Maker, as applicable.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 7(c), which address initially is, with respect to the Placement Agents, the address set forth in the Placement Agreement; (ii) if to the Market Maker, to J.P. Morgan Securities Inc. 270 Park Avenue, New York, NY, 10017, attention: Benjamin Ben-Attar, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(c); and (iii) if to the Company and the Guarantors, initially at the Company’s address set forth in the Placement Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(c).

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Placement Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Placement Agents (in their capacity as Placement Agents) shall have no liability or obligation to the Company or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e) Purchase and Sale of Securities. Except as contemplated by Section 6 of this Agreement with respect to the Market Maker, the Company and the Guarantors shall not and shall use their respective reasonable efforts to cause their affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Securities.

(f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder (excluding those agreements made in Section 6 hereto between the Company and the Guarantors, on the one hand, and the Placement Agents, and the Market Maker on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. No other Person is intended to be, or shall be construed as, a third-party beneficiary of this Agreement.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. This Agreement shall be governed by the laws of the State of New York.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NCO GROUP, INC.

By:	/s/ John R. Schwab
Name:	John R. Schwab
Title:	Executive Vice President, Chief Financial Officer and Treasurer

AC FINANCIAL SERVICES, INC.
FCA FUNDING, INC.
NCOCRM FUNDING, INC.
NCO FUNDING, INC.
NCO HOLDINGS, INC. F/K/A MANAGEMENT ADJUSTMENT BUREAU FUNDING, INC.
NCO PORTFOLIO MANAGEMENT, INC. F/K/A
NCPM ACQUISITION CORPORATION
NCOP FINANCING, INC.
NCO GROUP INTERNATIONAL, INC.
ALW INVESTMENT COMPANY, INC.

By:	/s/ Gail Susan Ball
Name:	Gail Ball
Title:	Vice President and Treasurer

RMH TELESERVICES ASIA PACIFIC, INC.

By:	/s/ Gail Susan Ball
Name:	Gail Ball
Title:	Vice President

Senior Registration Rights Agreement

NCOP SERVICES, INC.
NCOP NEVADA HOLDINGS, INC.
NCOP/MARLIN, INC.
NCOP STRATEGIC PARTNERSHIP, INC.
NCOP I, INC. D/B/A NCO PORTFOLIO MANAGEMENT
NCOP II, INC. D/B/A NCO PORTFOLIO MANAGEMENT
NCOP III, INC. D/B/A NCO PORTFOLIO MANAGEMENT
NCOP IV, INC. D/B/A NCO PORTFOLIO MANAGEMENT
NCOP V, INC. D/B/A NCO PORTFOLIO MANAGEMENT
NCOP VI, INC. D/B/A NCO PORTFOLIO MANAGEMENT
NCOP VII, INC. D/B/A NCO PORTFOLIO MANAGEMENT
NCOP VIII, LLC

By:	/s/ Al Zezulinski
Name:	Al Zezulinski
Title:	Chief Executive Officer

ASSETCARE, INC.

By:	/s/ John Schwab
Name:	John Schwab
Title:	Chief Financial Officer and Treasurer

Senior Registration Rights Agreement

COMPASS INTERNATIONAL SERVICES CORPORATION
NCO ACI HOLDINGS, INC. F/K/A
ASSETCARE, INC.
COMPASS TELESERVICES, INC.
NCOP CAPITAL RESOURCES LLC
NCO FINANCIAL SYSTEMS, INC.
NCO TELESERVICES, INC.

By:	/s/ Steven L. Winokur
Name:	Steven L. Winokur
Title:	Executive Vice President, Chief Financial Officer and Treasurer

JDR HOLDINGS, INC.

By:	/s/ Steven L. Winokur
Name:	Steven L. Winokur
Title:	Treasurer

NCO CUSTOMER MANAGEMENT, INC. F/K/A
RMH TELESERVICES, INC.

By:	/s/ Steven L. Winokur
Name:	Steven L. Winokur
Title:	Chief Financial Officer and Treasurer

Senior Registration Rights Agreement

NCO SUPPORT SERVICES, LLC

By: NCO Financial Systems, Inc., its sole member

By:	/s/ Steven L. Winokur
Name:	Steven L. Winokur
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

FCA LEASING, INC.

By:	/s/ Steven L. Winokur
Name:	Steven L. Winokur
Title:	Assistant Secretary

Senior Registration Rights Agreement

Confirmed and accepted as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED
J.P. MORGAN SECURITIES INC.
BANC OF AMERICA SECURITIES LLC

By:	MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Henry E. D’Alessandro
Name:	Henry E. D’Alessandro
Title:	Managing Director

By:	J.P. MORGAN SECURITIES INC., in its role as Market Maker

By:	/s/ David A. Dwyer
Name:	David A. Dwyer
Title:	Vice President

Senior Registration Rights Agreement